Exhibit 21

                         Subsidiaries of the Registrant

      As of February 23, 2000, Thermo Optek Corporation owned the following companies:

                                NAME                                STATE OR JURISDICTION    PERCENT OF
                                                                       OF INCORPORATION      OWNERSHIP
-----------------------------------------------------------------------------------------------------------

Diametrix Detectors, Inc.                                                  Delaware             100
FI Instruments Inc.                                                        Delaware             100
Gebruder Haake GmbH                                                        Germany              100
   RHEO S.A.                                                                France              100
   SWO Polymertechnik GmbH                                                 Germany              100
HAAKE Instruments Inc.                                                     Delaware             100
Scintag, Inc.                                                             California            100
Spectronic Instruments, Inc.                                               Delaware             100
   SLM International Inc.                                                  Illinois             100
Thermo Jarrell Ash Corporation                                          Massachusetts           100
   A.R.L. Applied Research Laboratories S.A.                             Switzerland            100
    Fisons Instruments (Proprietary) Limited                             South Africa           100
    Thermo Optek Wissenschaftliche Gerate GesmbH                           Austria              100
   Baird Do Brazil Representacoes Ltda.                                     Brazil              100
   Beijing Baird Analytical Instrument Technology Co. Limited               China               100
Cahn Instrument Corporation                                               Wisconsin             100
   Mattson Instruments Limited                                             England              100
   Thermo Optek Limited                                                    England              100
    Norlab Instruments Ltd.                                                England              100
    Thermo Elemental Limited                                               England              100
    Unicam Limited                                                         England              100
      Unicam Export Limited                                                England              100
   Unicam Italia SpA                                                        Italy               100
   Unicam S.A.                                                             Belgium              100
Thermo Instruments Nordic AB                                                Sweden              100
   Thermo Instruments Nordic AS                                             Norway              100
Nicolet Instrument Corporation                                            Wisconsin             100
   Nicolet Japan K.K.                                                       Japan               100
   Spectra-Tech, Inc.                                                     Wisconsin             100
Nicolet Instrument GmbH                                                    Germany              100
Optek Securities Corporation                                            Massachusetts           100
Planweld Holding Limited                                                   England              100
   Nicolet Instrument Limited                                              England              100
    Hilger Analytical Limited                                              England              100
   Thermo Electron Limited                                                 England              100
Thermo Instrument Systems Japan Holdings, Inc.                             Delaware             100
   Nippon Jarrell-Ash Company, Ltd.                                         Japan               100
Thermo Instruments (Canada) Inc.                                            Canada              100
   Fisons Instruments Inc.                                                  Canada              100
   Unicam Analytical Inc.                                                   Canada              100
Thermo Optek S.A.R.L.                                                       France              100





                                NAME                                STATE OR JURISDICTION    PERCENT OF
                                                                       OF INCORPORATION      OWNERSHIP
-----------------------------------------------------------------------------------------------------------

Thermo Optek Holding B.V.                                                Netherlands            100
   Baird Europe B.V.                                                     Netherlands            100
    Baird France S.A.R.L.                                                   France              100
VG Systems Limited                                                         England              100
 VG Elemental Limited                                                      England              100
Tein Benelux B.V.                                                        Netherlands            100